BASIC AGREEMENT BETWEEN

        EAST TENNESSEE MATERIALS AND ENERGY CORPORATION
                              AND
                  BECHTEL JACOBS COMPANY, LLC.

                     BASIC AGREEMENT NUMBER
                           1GB-99447V
         ________________________________________________

This Basic Agreement (BA) between East Tennessee Materials and Energy Corporation (hereinafter "Seller") and Bechtel Jacobs Company, LLC (hereinafter "Company") on its behalf, acting under its Prime Contract Number DE-AC05-98OR22700 with the United States Department of Energy
(DOE), is entered into to provide services to the DOE Management and Operating Contractors, Management and Integration Contractors, and designated affiliates in accordance with the following:

     1. This Agreement is on behalf of the Department of Energy and those contractors and designated affiliates named in Attachment A.

     2. The pricing for each line item of mixed waste covered under this Agreement is in accordance with Attachment B. The waste disposal calculation shall be in accordance with Attachment B and transportation shall be in accordance with Attachment B.

     3.   The ordering provisions are contained in Attachment C.

     4. General Terms and Conditions Fixed Price (FP 10-97) are included in Attachment D and made a part herein.

     5. Agreement is contingent on completion of the National Environmental Policy Act (NEPA) within two years from date of Agreement. If the NEPA requirements have not been completed within two years, the Agreement may be terminated, at no cost to the Company or Government, or an extension of required schedules may be negotiated at the discretion of the Company or Government. The Seller shall support the DOE in completion of the NEPA requirement.

     6. Any news release, public announcement, advertisement or publicity proposed to be released by either party concerning the existence of this Agreement, its terms or conditions or the activities of either party in connection with the resulting Agreement shall be subject to the approval of both parties prior to release.

The parties agree that any entity having a prime contract with the DOE awarded pursuant to Federal Acquisition Regulations (FAR) Subpart 17.6 and Department of Energy Acquisition Regulation (DEAR) Subpart 917.60 (collectively hereinafter called "Contractor") may place orders under this Agreement and receive the appropriate discounted prices.

Each Contractor shall place its own orders under this Agreement and shall be direct-billed accordingly. Contractors' may jointly place orders, or a series of individual orders, to secure the most favorable price. The Company, Contractor, and DOE reserve the right to assign raw waste to the appropriate category and resulting treatment Agreement and reserves the right to order treatment under the most favorable price.

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ARTICLE I - DEFINITIONS
_______________________

The following special definitions are provided for this Agreement:

Agreement Administrator - The person with the authority to enter into Agreements who is assigned as responsible for this Agreement as a whole and who is specified in Article VII - Administration.

Order Administrator - The person with the authority to enter into Agreements who is assigned as responsible for the specific Order issued under this Agreement and who is specified in the Order.

Disposal Facility - The Department of Energy disposal facility under contract at the time of disposal.

Any reference to Lockheed Martin Energy Systems, Inc., shall be interpreted as Bechtel Jacobs Company, LLC., in any document made a part of this Agreement.

ARTICLE II - SCOPE OF WORK
__________________________

All orders placed hereunder shall reference the number of this BA (1GS-99447V). The term of this BA is five years from the date this Agreement is signed by the Agreement Administrator. The Company has the option of extending this Agreement annually, after the initial term has expired, based on the Company's analysis of the Seller's performance and cost/pricing history.

The Seller agrees to treat mixed waste in quantities described herein as any Contractor may order during the term of this Agreement. The Seller's obligation to each Contractor shall become effective upon acceptance of particular orders issued under this Agreement. The Agreement Administrator shall be furnished a copy of each order placed under this Agreement. In the event the Seller rejects an order, for any reason, the Agreement Administrator shall be notified in writing within five days of such rejection by the Seller stating the reason for rejection. Three rejections of orders by the Seller, for any reason other than non-conforming materials, shall be sufficient grounds for termination of this Agreement. The Company, Contractors, and DOE reserve the right to classify raw waste by category and to assign the treatment of raw waste among the categories covered by the Statement of Work dated December 8, 1997 and made a part hereof.

ARTICLE III - DELIVERY OR PERFORMANCE
_____________________________________

(a) Delivery or performance shall be made only as authorized by orders issued in accordance with the Ordering Provisions contained in Attachment C, The Seller shall furnish to the Company or the Contractor, when and if ordered, the supplies or services specified in the order.

(b)  There is no limit on the number of orders that may be issued.

(c) Any order issued during the effective period of this Agreement and not completed within that period shall be completed by the Seller within the time specified in the order. The Agreement shall govern the Seller's and Contractors rights and obligations with respect to that order to the same extent as if the order were completed during the Agreement's effective period.
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BASIC Agreement 1GB-99447V
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(d)  Disposal of treated waste shall be under the existing DOE contract for waste disposal in effect at the time of disposal. The DOE contract will govern demurrage and other administrative matters.

(e) The Seller is not obligated to accept any individual order less than 6,000kg of mass weight of raw waste.

ARTICLE IV - FUNDING
____________________

Funding will only be authorized under individual orders issued under this Agreement. There shall be no funding provided in the Basic Agreement. The level of performance requested will depend entirely upon requirements of the Company and the DOE affiliates for the period of performance covered by-the Agreement.

ARTICLE V - FIRST ARTICLE TESTING
_________________________________

First Article Testing will be authorized to commence only as a part of the first order issued under this Agreement and shall be at the same price per kg as the production quantities to be treated in the first order. Treatment of production quantities may not proceed until written authorization is granted by the Company, DOE or Contractor based upon completion of a successful First Article Test.

(a) The first article is (tbd by vendor requirements) (kg) of each treatment category which shall be tested in accordance with the provisions contained or referenced in this Agreement. At least 10 calendar days prior to the beginning of first article approval tests, the Seller shall furnish written notice to the Company or Contractor of the time and location of the testing so that the Company or Contractor may witness such testing if it so elects.

(b) Within 116 weeks from the date of this Agreement, the first article approval test report shall be forwarded to the Agreement Administrator or his designee, marked "FIRST ARTICLE: Basic
Agreement No. 1GB-99447V, Order No.______."   The Company or the
Contractor shall, by written notice to the Seller within 20 calendar days after receipt of such test report, approve, conditionally approve, or disapprove such first article. The notice of approval or conditional approval shall not relieve the Seller from complying with all requirements of the specifications and all other provisions of this Agreement. A notice of conditional approval shall state any further action required of the Seller. A notice of disapproval shall cite reasons therefor.

(c) If the first article is disapproved by the Company or the Contractor, the Seller may be required, at the option of the Company or the Contractor, to repeat any or all of the first article approval tests. After each notification by the Company or the Contractor of the requirement for additional tests, the Seller shall at no additional cost to the Company or the Contractor make any necessary changes, modifications, or repairs required for another first article test. Thereafter, the Seller shall perform the required additional approval tests and deliver another report to the Company or the Contractor under the terms and conditions and within the time specified by the Company or the Contractor. The Company or the Contractor shall take action on this report within the time limit specified in (b) above. All costs related to additional approval tests shall be borne by the Seller.

(d) If the Seller fails to deliver any first article approval test report within the time or times specified, or if the Company or the Contractor disapproves any first article, the Seller shall be deemed to have failed to make
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BASIC Agreement 1GB-99447V
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delivery within the meaning of the "Termination" clause of this
Agreement, and this Agreement shall be subject to termination.

(e) Where the approved first article is not consumed or destroyed in testing, and unless otherwise provided in this Agreement, the first article may be delivered as part of the Agreement quantity if it meets all terms and conditions of the Agreement for acceptance.

(f) In the event the Company or the Contractor does not approve, conditionally approve, or disapprove the first article within the time specified in (b) or (c) above, the Company shall, upon timely written request made by the Seller, make a determination of the delay occasioned the Seller thereby, and shall equitably adjust the delivery or performance dates, and any other contractual provision affected by such delay, in accordance with the procedures provided in the "Changes" clause.

(g) Until first article approval is granted, no costs for the first article shall be allocable to this Agreement for the purpose of termination settlements, if this Agreement is terminated for convenience.

(h) The first article test must be performed at the facilities in which the treatment is to be performed under the Agreement. A certification by the Seller to this effect must accompany each first article which is offered.

ARTICLE VI - PAYMENT
_____________________

Payment terms - 85% of invoice total within 30 days of receipt of proper invoice. Invoice will be submitted with certification that all treated waste meets the applicable LDR treatment standards. The remaining 15% will be paid within 30 days of acceptance of treated mixed waste at the disposal facility as evidenced by Certificate of Disposal, Payment shall be based on the quantity of waste treated, in kg, multiplied by the unit price per kg per schedule contained in Attachment B. Adjustments to the payment price will be in the following manner: The Seller shall include on each invoice the calculation of the projected disposal volume, in accordance with the disposal formula contained in Attachment B, and the actual disposal volume. If the actual volume of the treated waste is less than the projected volume of waste based on the disposal formula contained in Attachment B, the Company will provide compensation at 50 percent of the calculated projected volume minus the actual treated waste volume times $45.00 per cubic foot. If the actual treated waste volume is greater that the calculated projected volume, the Company will withhold compensation at 100 percent of the actual treated waste volume minus the calculated projected volume times $45.00 per cubic foot. If the volume of treated waste from treatment is equal to the calculated projected volume, the disposal ratio will no affect compensation.

ARTICLE VII- FIXED PRICES
__________________________

The Company or Contractor shall be entitled to purchase services at the fixed prices identified in Attachment B. The prices identified in Attachment 8 are firm for the effective period of this Agreement, described in Article II - Scope of Work.




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BASIC Agreement 1GB-99447V
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ARTICLE VIII - ADMINISTRATION
_____________________________

BA Procurement Administrator address is as follows:

Bechtel Jacobs Company LLC
Attn: Kenneth D. Simpson
K1001 MS 7117
Hwy 58
Oak Ridge, Tennessee 37831-7117

Telephone: (423) 241-9324
Fax:       (423) 241-5312
Email:     sdk@oml.gov

The work to be performed under this Agreement is subject to the monitoring of the Agreement Administrator.

Notwithstanding any of the other provisions of this Agreement, the Agreement Administrator shall be the only individual authorized to:
(1) waive any requirement of this Agreement or (2) modify any terms or conditions of this Agreement. The Ordering Administrator shall be the only individual authorized to modify any terms or conditions of the Agreement only as they apply to a specific Order and waive any requirement of the Agreement only as it applies to a specific Order.

The Order Administrator's name, address, and phone number shall appear on each Order issued under this Agreement.

East Tennessee Materials and Energy Corporation
Attn: Bill Hillis
109 Jefferson Avenue
Oak Ridge, Tennessee 37830

Telephone: 423-425-1257
Fax:       423-425-1253

ARTICLE IX - OTHER ITEMS
________________________

COMPLIANCE WITH LAWS
____________________

All permits, licenses, and government approvals of whatever nature relating to the performance of the work, any part thereof, or any things used in connection therewith, will be obtained by the Seller at its own cost and expense, and the Seller will furnish copies of the same to the Company upon request. Failure to obtain and maintain current all permits, licenses, and government approvals of whatever nature relating to the performance of the work shall be grounds for termination of the Agreement at no cost to the Company or Government.

Seller will comply with all laws and ordinances and all pertinent lawful orders, rules and regulations relating to the work, to any activities, labor, equipment, vehicles, containers, facilities, of

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BASIC Agreement 1GB-99447V
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disposal areas provided by Seller in connection with the work, and to the preservation of the public health and safety and environment. Seller will indemnify and hold harmless the Company, the DOE, and the Contractor against all fines, penalties, assessments, damages, and other liabilities of whatever nature arising out of or resulting from Seller's failure to comply as set forth herein.

INDEMNIFICATION
_______________

Seller agrees to indemnify, save harmless and defend the Company, the DOE, and the Contractor from and against any and all liabilities, claims, penalties, forfeitures, suits and the costs and expenses incident thereto (including costs of defense, settlement and reasonable attorneys' fees), which it may hereafter incur, become responsible for or pay out as a result of death or bodily injuries to any person, destruction or damage to any property, contamination of or adverse effects on the environment, or any violation of governmental laws, regulations or orders.

Seller indemnifies and holds the Department of Energy (DOE), and Bechtel Jacobs Company LLC and the present and future officers, directors, shareholders, employees and agents of these entities (hereinafter, these entities and individuals shall be referred to as "indemnified parties") and the Contractor, harmless from "any and all claims and liabilities" arising from the Seller's (i) treatment, generation, and management of waste, including any release or threat of release of the waste or constituents thereof resulting from the Seller's management thereof; (ii) any contamination of or adverse effects on the environment as a result of the Seller's management of the waste; and/or (iii) Seller's breach of the terms of this Agreement.

     The phrase "any and all claims and liabilities" shall be understood in its most comprehensive sense, which includes any and all claims, losses, damages, fines, costs, reasonable attorney fees, or other detriments, and, without limiting the foregoing, specifically includes all statutory or common law claims brought against indemnified parties, Seller, and/or Sellers Subcontractor(s), including claims brought pursuant to sections 106, 107 or 113 of the Comprehensive Environmental Response, Compensation and Liability Act, or sections 7002 and 7003 of the Resource Conservation and Recovery Act, and similar state and local environmental laws.

     In connection with the foregoing, Seller specifically waives and relinquishes all statutory or common law claims against the indemnified parties that Seller may otherwise have in connection with transfer to Seller of title and responsibility for the material, including any claims arising under environmental laws, claims for property damage or bodily injuries, including death.

     Notice of Claim
     _______________

     With respect to any claim for indemnification, the indemnified party (or parties) making such claim shall give written notice of the claim within a reasonable period following the event or occurrence and identify the basis of the indemnification asserted, and allow Seller (including its employees, agents, insurers and counsel) reasonable access to any of its employees, property and records for the purpose of conducting an investigation of such claim and for the purpose of obtaining statements, photographs, physical evidence and chemical analyses and taking such other steps as may be necessary to preserve evidence of the occurrence on which the claim is based.



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BASIC Agreement 1GB-99447V
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     Preservation of Rights Against Third Parties
     ____________________________________________

     In the event any third party, including any government agency, asserts any claim, demand or cause of action arising out of the performance of this Agreement, Seller and the Company agree to maintain their respective rights, as well as for their mutual benefit, any rights that each may have resulting from either (i) an action against, or (ii) a hold harmless or indemnification Agreement with any transporter, disposal site operator or any other party who may share liability.

     Survival
     ________

     The indemnity and waiver provisions in paragraph 2 shall survive the expiration or termination of this Agreement.

TITLE TO WASTE
______________

Upon the Seller accepting and taking possession at the place(s) designated in each release of raw waste awarded, title, risk of loss, and all other incidents of ownership to the raw waste and resulting treatment shall thereupon transfer from DOE and shall be held by the Seller. All raw waste delivered under this Agreement shall be as described in the individual order releases. The Company nor the Contractor shall have no right to recovery of any material encountered in the raw waste nor any credit for its potential value. Recycle material becomes property of the Seller.

TRANSPORTATION
______________

The Seller must provide Certification of Insurance which meets the requirements of the clause entitled Insurance as referenced below, Certification documents shall be forwarded to the Agreement Administrator within 30 day of Agreement date. The Company requires trained drivers familiar with EPA, DOE and DOT procedures with regard to shipment of low-level radioactive materials and emergency spill procedures. The transporting vehicle will be placarded by Seller's personnel in accordance with DOT regulations found in 49 CFR 100-199 and transported in accordance with DOT and other applicable regulations,

INSURANCE
_________

(a) Seller will be responsible for, and assumes all liability for, loss or destruction, of or physical damage to, all vehicles, equipment, and containers owned or leased by Seller or any subcontractor and all personal property of employees of Seller or of any subcontractor unless such loss or damage was caused by the negligence of the Company or any of its employees or agents.

(b) Seller will insure, or cause to be insured, each and every workman employed in the performance of the work, the compensation provided for in and by each and every statute applicable thereto with respect to Workers' Compensation and Employers' liability, and will procure and maintain until termination of this Agreement the following insurance in not less than the following amounts with reputable and financially responsible insurance companies:

          1. Seller's public liability insurance properly safeguarding Seller against liability for injuries to persons, including injuries resulting in death
               and damage to or destruction of property, in no
               less than the following amounts: $500,000 for
               injuries to one
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BASIC Agreement 1GB-99447V
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               person  and $1,000,000 for injuries to two or more
               persons in any one accident; and $500,000 for damage to or destruction of property in any one accident.

          2. Contractual liability insurance properly safeguarding Seller against liability assumed by Seller for injuries to persons including injuries resulting in death, in amounts of not less than $500,000 for injuries to one person and $1,000,000 for injuries to two or more persons, in any one accident; and $500,000 for damage to or destruction of property in any accident.

          3. Automobile liability insurance properly safeguarding Seller against liability for injuries to persons, including injuries resulting in death and damage to or destruction of property, arising out of the ownership, maintenance or use of automobiles in not less than the following amounts:

               $500,000 for injuries to one person and $1,000,000 for injuries to two or more persons, in any one accident; and $500,000 for damage to or destruction of property in any one accident.

          4. If any portion of the work is subcontracted, Seller's protective liability insurance properly safeguarding Seller against claims for injuries to persons, including injuries resulting in death, and damage to or destruction of property, in not less than the following amounts: $500,000 for injuries to one person and $1,000,000 for injuries to two or more persons, in any one accident; and $500,000 for damage to or destruction of property in any one accident,

          5. Before commencing work under this Agreement, the Seller shall certify to the Company, in writing, that the required insurance has been obtained. The policies evidencing required insurance shall contain an endorsement to the effect that any cancellation or any material change adversely affecting the Government's interest shall not be effective: (1) for such period as the laws of the State in which this Agreement is to be performed prescribe, or (2) until 30 days after the insurer or the Seller gives written notice to the Company, whichever period is longer,

          6. The Seller shall insert the substance of this clause, including this paragraph (f), in subcontracts under this Agreement that require work on a Government installation and shall require subcontractors to provide and maintain the insurance required in paragraph (a-d) above. At lease five (5) days before entry of each subcontractor's personnel on the Government installation, the Seller shall furnish (or ensure that there has been furnished) to the Company a current certificate of insurance, meeting the requirements of paragraph (b) above, for each such subcontractor.




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SHIPPING DOCUMENTS
__________________

A shipping manifest will be completed by the Company or Contractor in accordance with 49 CFR 100-199 and-49 CFR 761.202 -.218 and signed by the transporter and facility operator upon receipt of material. The owner/operator will mail the manifest original to the Company or Contractor within 30 days after receipt of material. Manifest shall be mailed to Bechtel Jacobs Company, LLC, K1001 MS 7596, Oak Ridge, TN. 37831-7596; Attention: Ken Simpson.

FINES, PENALTIES AND ASSESSMENTS
________________________________

(a) If the Seller fails to perform the services within the time specified in this Agreement or any order placed under this Agreement, or any extension, the Seller shall pay to DOE or the Company or the Contractor the amount of any fine or penalty imposed on DOE or the Company or the Contractor for failing to have that waste treated and disposed in accordance with the Site Treatment Plan (STP).

(b) Additionally, if performance is so delayed, the Company may terminate this Agreement in whole or in part under the Default clause in this Agreement

(c) The Seller shall not be charged with for any fine or penalty imposed when the delay in performance arises out of causes beyond the control and without the fault or negligence of the Seller as defined in the Default clause in this Agreement.

RIGHTS TO PROPOSAL DATA
_______________________

Except for technical data contained in page NONE of the Proposer's proposal dated May 1, 1998, which is asserted by the Proposer as being proprietary data, it is agreed that as a condition of the award of this Agreement, and notwithstanding the provisions of any notice appearing on the proposal, the Company and the Government shall have the right to use, duplicate, and disclose and have others do so for any purpose whatsoever, the technical data contained in the proposal upon which this Agreement is based.

Key Personnel and Point of Contact
__________________________________

Mr. Bill Hillis
109 Jefferson Avenue
Oak Ridge, Tennessee 37830
Phone: 423-425-1257
Fax:   423-425-1253

Labor Personnel and Work Rules
______________________________

Seller shall employ only competent and skilled personnel to perform the Work and shall remove from the Work any Seller personnel determined to be unfit or acting in violation of any provision of this Agreement.


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ARTICLE X - Agreements CONTENTS
_______________________________

The provisions of the following articles and documents are made a part of this Agreement:
     1.   Exhibit 5 - Patent Indemnity
     2.   Exhibit 9 - Technical Data
     3.   General Terms & Conditions Fixed Price (FF10-97)
     4. Attachment A - List of Eligible DOE Site, Contractors, or Designated Affiliates
     5.   Attachment B - Pricing Proposal
     6.   Attachment C - Ordering Provisions
     7.   Statement of Work dated December 8, 1997
     8.   FAR clauses:    53.203-1 Gratuities
                          52.222-1 Notice to Government of Labor Disputes
                          52.222-3 Convict Labor
                          52.223-14 Toxic Chemical Release Reporting
                          52.223-7 Notice of Radioactive Materials

IN WITNESS WHEREOF, the parties hereto have executed this document as of the day and year of the Bechtel Jacobs representative's signature.

EAST TENNESSEE MATERIALS AND     BECHTEL JACOBS COMPANY, LLC.
ENERGY CORPORATION

Name /s/ Bill J. Hills           Name /s/ Ken D. Simpson
    ______________________           ____________________________

Title    President               Title Procurement Representative
    _____________________            ___________________________

Date     6/23/98                 Date     6/23/98
    ______________________           ____________________________